Exhibit 16.2
September 23, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Fortegra Financial Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Form S-1 of Fortegra Financial Corporation dated September 23, 2010. We agree with the statements concerning our Firm in such Form S-1.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP